Exhibit 99.1
HERTZ TRANSFORMATION DRIVES RECORD UTILIZATION
AND RETURN TO EPS PROFITABILITY
------------------------------------------------------------------------------------------------------------------
“This quarter proves that we're delivering on our commitments: driving strong results through focused execution and operational discipline," said Gil West, CEO of Hertz. "Throughout this transformation, we're rebuilding our foundation while sharpening our skills and capabilities, creating a new platform for growth. Our progress is meaningful, our heads are down, but our eyes are on the horizon as we build a company that can thrive across the full spectrum of mobility."

ESTERO, Fla, November 4, 2025 – Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz," "Hertz Global," or the "Company") today reported results for its third quarter 2025.

Q3 HIGHLIGHTS

The Company completed its transformative fleet refresh, setting a new standard for the lifecycle of its vehicles.

Revenue hit $2.5 billion in the third quarter of 2025, and execution of its Back-to-Basics strategy delivered $184 million of net income and $0.42 of diluted EPS for the Company—both positive for the first time in two years.

Adjusted Corporate EBITDA surged about $350 million year-over-year in the third quarter to $190 million, reflecting the Company’s disciplined operational execution and improved fleet economics.

Utilization reached more than 84%, the highest since 2018, driven by improved processes that reduce out of service time of vehicles. This further advances the Company’s progress toward its North Star target of RPU over $1,500.

The Company drove a nearly 50% year-over-year increase in its North America Net Promoter Score in the third quarter, reflecting a relentless focus on the customer experience with measurable gains in rental ease and vehicle quality confidence.

The Company ended the quarter with over $2.2 billion in liquidity, underscoring disciplined balance sheet management, positive Adjusted free cash flow of about $250 million, and robust ABS market access.

The Company’s “Buy Right, Hold Right, Sell Right” fleet strategy continued to yield strong results:

•The Company strategically monetized its fleet through expanded retail vehicle sales, including its direct-to-consumer Hertz Car Sales platform. The percentage of fleet sold via retail channels increased by 570 basis points in 2025 compared to the first nine months of 2024

•Depreciation per unit per month (DPU) was $273, aligning with Company guidance and its North Star target of sub-$300

•The Company has successfully secured procurement for Model Year 2026 vehicles and anticipates maintaining sub-$300 DPU throughout 2026

Direct operating expenses (DOE) declined 1% year-over-year in the third quarter, while DOE per transaction day improved both sequentially and year-over-year, despite reduced capacity, through rigorous cost control and operational discipline.

EARNINGS WEBCAST INFORMATION

Hertz Global's live webcast and conference call to discuss its third quarter 2025 results will be held on November 4, 2025 at 9:00 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s Investor Relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to Hertz Q3 2025 earnings teleco registration, and you will be provided with dial in details. Investors are encouraged to dial in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

ABOUT HERTZ

Hertz Global Holdings, Inc. is one of the world’s leading car rental and mobility solutions providers. Its subsidiaries, including The Hertz Corporation, and licensees operate the Hertz, Dollar, Thrifty, and Firefly vehicle rental brands, with more than 11,000 rental locations in 160 countries around the globe. The Company also operates the Hertz Car Sales brand, which offers a range of quality, competitively priced used cars for sale online and at locations across the United States, and the Hertz 24/7 car-sharing business in Europe. For more information about Hertz, visit www.hertz.com.

SUMMARY RESULTS
_________________________________

	Three Months Ended September 30,		Percent Inc/(Dec) 2025 vs 2024
($ in millions, except earnings per share or where noted)	2025	2024
Hertz Global - Consolidated
Total revenues	$2,478	$2,576	(4)%
Net income (loss)	$184	$(1,332)	NM
Diluted earnings (loss) per share	$0.42	$(4.34)	NM
Net income (loss) margin	7%	(52)%
Adjusted net income (loss)(a)	$43	$(208)	NM
Adjusted diluted earnings (loss) per share(a)	$0.12	$(0.68)	NM
Adjusted Corporate EBITDA(a)	$190	$(157)	NM
Adjusted Corporate EBITDA Margin(a)	8%	(6)%

Average Vehicles (in whole units)	545,395	583,516	(7)%
Average Rentable Vehicles (in whole units)	527,992	550,074	(4)%
Vehicle Utilization	84%	82%
Transaction Days (in thousands)	40,884	41,298	(1)%
Total RPD (in dollars)(b)	$59.26	$61.61	(4)%
Total RPU Per Month (in whole dollars)(b)	$1,530	$1,542	(1)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$273	$532	(49)%

Americas RAC Segment
Total revenues	$1,910	$2,062	(7)%
Adjusted EBITDA	$152	$(169)	NM
Adjusted EBITDA Margin	8%	(8)%

Average Vehicles (in whole units)	425,004	463,467	(8)%
Average Rentable Vehicles (in whole units)	409,222	432,608	(5)%
Vehicle Utilization	85%	82%
Transaction Days (in thousands)	31,923	32,693	(2)%
Total RPD (in dollars)(b)	$59.67	$62.88	(5)%
Total RPU Per Month (in whole dollars)(b)	$1,552	$1,584	(2)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$278	$591	(53)%

International RAC Segment
Total revenues	$568	$514	11%
Adjusted EBITDA	$100	$63	59%
Adjusted EBITDA Margin	18%	12%

Average Vehicles (in whole units)	120,391	120,049	—%
Average Rentable Vehicles (in whole units)	118,770	117,466	1%
Vehicle Utilization	82%	80%
Transaction Days (in thousands)	8,961	8,605	4%
Total RPD (in dollars)(b)	$57.81	$56.82	2%
Total RPU Per Month (in whole dollars)(b)	$1,454	$1,387	5%
Depreciation Per Unit Per Month (in whole dollars)(b)	$254	$304	(16)%
NM = Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2025 and 2024.
(b)    Based on December 31, 2024 foreign exchange rates.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and the Company’s rationale regarding the importance and usefulness of non-GAAP measures for investors and management.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company's management, include “forward-looking statements.” Forward-looking statements are identified by words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts," "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, economic and industry conditions and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things.
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for residual values associated with non-program vehicles in the Company's fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;
•the Company's ability to effectively dispose of vehicles, at the times and through the channels, that maximize the Company's returns;
•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;
•disruptions in the supply chain, including in connection with any increases in tariffs or changes in tariff policies or trade agreements;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including the Company's ability to implement plans to support a modern mobility ecosystem;
•the Company's ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from its profitability initiatives and other operational programs;

•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective front-line employees, senior management and other key employees;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber attacks and other security threats;
•the Company's ability to evaluate, maintain, upgrade and consolidate its information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws, including the expiration of federal tax credits for battery EVs purchased after September 30, 2025, and the resulting impact on vehicle acquisition costs, residual values, fleet composition strategies and customer demand for EVs, and those tax laws that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;
•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the risk of an impairment of the Company's long-lived assets, which risk could be impacted by, among other things, the timing of our fleet rotation;
•the Company's ability to recover its goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;

•the Company's ability to comply, and the cost and burden of complying, with corporate and social responsibility regulations or expectations of stakeholders, and otherwise advance the Company's corporate responsibility priorities;
•the availability of additional, or continued sources, of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness, and the Company's ability to comply with the covenants in the agreements governing its indebtedness;
•the extent to which the Company's consolidated assets secure its outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents, which could, among other things, negatively affect the market price of the Company's common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to effectively maintain effective internal control over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
________________________________________________________________________________________________________________________________________________________

CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2025	2024	2025	2024
Revenues	$2,478	$2,576	$6,476	$7,009
Expenses:
Direct vehicle and operating	1,454	1,470	4,122	4,276
Depreciation of revenue earning vehicles and lease charges, net	457	937	1,407	2,941
Depreciation and amortization of non-vehicle assets	29	34	88	107
Selling, general and administrative	241	189	706	594
Interest expense, net:
Vehicle	161	157	453	447
Non-vehicle	86	89	445	252
Total interest expense, net	247	246	898	699
Other (income) expense, net	(1)	5	2	2
(Gain) on sale of non-vehicle capital assets	(39)	—	(128)	—
Legal settlement	(154)	—	(154)	—
Bankruptcy-related litigation reserve	4	288	12	288
Long-Lived Assets impairment	—	1,048	—	1,048
Change in fair value of Public Warrants	6	(21)	130	(272)
Total expenses	2,244	4,196	7,083	9,683
Income (loss) before income taxes	234	(1,620)	(607)	(2,674)
Income tax (provision) benefit	(50)	288	54	291
Net income (loss)	$184	$(1,332)	$(553)	$(2,383)

Weighted average number of shares outstanding:
Basic	311	307	309	306
Diluted	364	307	309	306
Earnings (loss) per share:
Basic	$0.59	$(4.34)	$(1.79)	$(7.79)
Diluted	$0.42	$(4.34)	$(1.79)	$(7.79)

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$1,095	$592
Restricted cash and cash equivalents:
Vehicle	171	258
Non-vehicle	283	283
Total restricted cash and cash equivalents	454	541
Total cash and cash equivalents and restricted cash and cash equivalents	1,549	1,133
Receivables:
Vehicle	428	389
Non-vehicle, net of allowance of $76 and $58, respectively	782	816
Total receivables, net	1,210	1,205
Prepaid expenses and other assets	780	894
Revenue earning vehicles:
Vehicles	14,023	12,714
Less: accumulated depreciation	(1,330)	(751)
Total revenue earning vehicles, net	12,693	11,963
Property and equipment, net	570	623
Operating lease right-of-use assets	2,288	2,088
Intangible assets, net	2,855	2,852
Goodwill	1,045	1,044
Total assets	$22,990	$21,802
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$281	$161
Non-vehicle	549	481
Total accounts payable	830	642
Accrued liabilities	1,257	1,174
Accrued taxes, net	127	158
Debt:
Vehicle	11,759	11,231
Non-vehicle	5,649	5,104
Total debt	17,408	16,335
Public Warrants	308	178
Operating lease liabilities	2,292	2,073
Self-insured liabilities	660	617
Deferred income taxes, net	425	472
Total liabilities	23,307	21,649
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 485,598,271 and 481,502,623 shares issued, respectively, and 310,786,227 and 306,690,579 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 174,812,044 common shares, respectively	(3,430)	(3,430)
Additional paid-in capital	6,432	6,396
Retained earnings (Accumulated deficit)	(3,055)	(2,502)
Accumulated other comprehensive income (loss)	(269)	(316)
Total stockholders' equity (deficit)	(317)	153
Total liabilities and stockholders' equity (deficit)	$22,990	$21,802

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$184	$(1,332)	$(553)	$(2,383)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	503	1,025	1,585	3,219
Depreciation and amortization, non-vehicle	29	34	88	107
Amortization of deferred financing costs and debt discount (premium)	21	21	61	54
PIK Interest on Exchangeable Notes	10	—	21	—
Stock-based compensation charges	14	16	46	48
Stock-based compensation forfeitures	—	—	—	(68)
Provision for receivables allowance	33	31	86	94
Deferred income taxes, net	60	(314)	(88)	(379)
Long-Lived Assets impairment	—	1,048	—	1,048
(Gain) loss on sale of non-vehicle capital assets	(39)	—	(128)	—
Change in fair value of Public Warrants	6	(21)	130	(272)
Changes in financial instruments	(32)	(16)	72	(8)
Other	(4)	—	5	(1)
Changes in assets and liabilities:
Non-vehicle receivables	62	156	(22)	(45)
Prepaid expenses and other assets	23	39	(30)	(20)
Operating lease right-of-use assets	105	91	323	281
Non-vehicle accounts payable	15	(81)	43	(18)
Accrued liabilities	(79)	239	59	310
Accrued taxes, net	(1)	12	3	64
Operating lease liabilities	(96)	(108)	(304)	(308)
Self-insured liabilities	21	54	35	87
Net cash provided by (used in) operating activities	835	894	1,432	1,810
Cash flows from investing activities:
Revenue earning vehicles expenditures	(1,903)	(2,231)	(7,799)	(7,858)
Proceeds from disposal of revenue earning vehicles	1,720	1,754	5,970	4,656
Non-vehicle capital asset expenditures	(26)	(22)	(70)	(81)
Proceeds from non-vehicle capital assets disposed of	51	12	177	19
Return of (investment in) equity investments	—	—	—	(3)
Net cash provided by (used in) investing activities	(158)	(487)	(1,722)	(3,267)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	850	1,576	4,624	3,259
Repayments of vehicle debt	(1,295)	(2,159)	(4,285)	(3,280)
Proceeds from issuance of non-vehicle debt	775	585	1,831	3,470
Repayments of non-vehicle debt	(519)	(499)	(1,378)	(2,234)
Payment of financing costs	(27)	(13)	(68)	(55)
Purchase of Capped Call Transactions, net	(38)	—	(38)	—
Other	(2)	(1)	(9)	(4)
Net cash provided by (used in) financing activities	(256)	(511)	677	1,156
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(1)	15	29	—
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	420	(89)	416	(301)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,129	994	1,133	1,206
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,549	$905	$1,549	$905

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30, 2025				Three Months Ended September 30, 2024
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$1,910	$568	$—	$2,478	$2,062	$514	$—	$2,576
Expenses:
Direct vehicle and operating	1,155	298	1	1,454	1,202	271	(3)	1,470
Depreciation of revenue earning vehicles and lease charges, net	355	102	—	457	822	115	—	937
Depreciation and amortization of non-vehicle assets	23	3	3	29	28	3	3	34
Selling, general and administrative	127	80	34	241	113	57	19	189
Interest expense, net:
Vehicle	134	27	—	161	124	33	—	157
Non-vehicle	1	(4)	89	86	(1)	(4)	94	89
Total interest expense, net	135	23	89	247	123	29	94	246
Other (income) expense, net	1	(3)	1	(1)	2	1	2	5
(Gain) on sale of non-vehicle capital assets	(39)	—	—	(39)	—	—	—	—
Legal settlement	(154)	—	—	(154)	—	—	—	—
Bankruptcy-related litigation reserve	—	—	4	4	—	—	288	288
Long-Lived Assets impairment	—	—	—	—	865	183	—	1,048
Change in fair value of Public Warrants	—	—	6	6	—	—	(21)	(21)
Total expenses	1,603	503	138	2,244	3,155	659	382	4,196
Income (loss) before income taxes	$307	$65	$(138)	234	$(1,093)	$(145)	$(382)	(1,620)
Income tax (provision) benefit				(50)				288
Net income (loss)				$184				$(1,332)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Nine Months Ended September 30, 2025				Nine Months Ended September 30, 2024
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$5,138	$1,338	$—	$6,476	$5,729	$1,280	$—	$7,009
Expenses:
Direct vehicle and operating	3,353	768	1	4,122	3,553	731	(8)	4,276
Depreciation of revenue earning vehicles and lease charges, net	1,142	265	—	1,407	2,603	338	—	2,941
Depreciation and amortization of non-vehicle assets	72	10	6	88	81	10	16	107
Selling, general and administrative	373	184	149	706	374	160	60	594
Interest expense, net:
Vehicle	380	73	—	453	363	84	—	447
Non-vehicle	1	(12)	456	445	(3)	(14)	269	252
Total interest expense, net	381	61	456	898	360	70	269	699
Other (income) expense, net	2	(5)	5	2	2	2	(2)	2
(Gain) on sale of non-vehicle capital assets	(128)	—	—	(128)	—	—	—	—
Legal settlement	(154)	—	—	(154)	—	—	—	—
Bankruptcy-related litigation reserve	—	—	12	12	—	—	288	288
Long-Lived Assets impairment	—	—	—	—	865	183	—	1,048
Change in fair value of Public Warrants	—	—	130	130	—	—	(272)	(272)
Total expenses	5,041	1,283	759	7,083	7,838	1,494	351	9,683
Income (loss) before income taxes	$97	$55	$(759)	(607)	$(2,109)	$(214)	$(351)	(2,674)
Income tax (provision) benefit				54				291
Net income (loss)				$(553)				$(2,383)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2025	2024	2025	2024
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$184	$(1,332)	$(553)	$(2,383)
Adjustments:
Income tax provision (benefit)	50	(288)	(54)	(291)
Vehicle and non-vehicle debt-related charges(b)	26	26	77	60
Restructuring and restructuring related charges(c)	4	1	11	45
Acquisition accounting-related depreciation and amortization(d)	—	—	1	1
Unrealized (gains) losses on financial instruments(e)	(33)	(16)	71	(8)
(Gain) on sale of non-vehicle capital assets(f)	(39)	—	(128)	—
Legal settlement(g)	(154)	—	(154)	—
Bankruptcy-related litigation reserve(h)	4	288	12	288
Long-Lived Assets impairment(i)	—	1,048	—	1,048
Change in fair value of Public Warrants	6	(21)	130	(272)
Other items(j)(k)	9	18	45	46
Adjusted pre-tax income (loss)(l)	57	(276)	(542)	(1,466)
Income tax (provision) benefit on adjusted pre-tax income (loss)(m)	(14)	68	136	366
Adjusted Net Income (Loss)	$43	$(208)	$(406)	$(1,100)
Weighted-average number of diluted shares outstanding	364	307	309	306
Adjusted Diluted Earnings (Loss) Per Share(n)	$0.12	$(0.68)	$(1.31)	$(3.59)

Supplemental Schedule II (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2025	2024	2025	2024
Adjusted Corporate EBITDA:
Net income (loss)	$184	$(1,332)	$(553)	$(2,383)
Adjustments:
Income tax provision (benefit)	50	(288)	(54)	(291)
Non-vehicle depreciation and amortization	29	34	88	107
Non-vehicle debt interest, net of interest income(o)	123	103	371	266
Vehicle debt-related charges(b)	12	11	35	33
Restructuring and restructuring related charges(c)	4	1	11	45
Unrealized (gains) losses on financial instruments(e)	(33)	(16)	71	(8)
(Gain) on sale of non-vehicle capital assets(f)	(39)	—	(128)	—
Legal settlement(g)	(154)	—	(154)	—
Bankruptcy-related litigation reserve(h)	4	288	12	288
Long-Lived Assets impairment(i)	—	1,048	—	1,048
Non-cash stock-based compensation forfeitures(p)	—	—	—	(64)
Change in fair value of Public Warrants	6	(21)	130	(272)
Other items(j)	4	15	37	47
Adjusted Corporate EBITDA(q)	$190	$(157)	$(134)	$(1,184)
Adjusted Corporate EBITDA margin	8%	(6)%	(2)%	(17)%
(a)Net income (loss) margin for the three and nine months ended September 30, 2025 was 7% and (9)%, respectively. Net income (loss) margin for the three and nine months ended September 30, 2024 was (52)% and (34)%, respectively.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred related to personnel reductions, litigation and closure of underperforming locations.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents unrealized gains (losses) on derivative financial instruments, including the Exchange Features 2029 and Exchange Feature 2030.
(f)Represents gains on the sales of certain non-vehicle assets in second and third quarters of 2025.
(g)Represents the gain related to the receipt of a settlement distribution in September 2025 in connection with the Company’s participation in a class action settlement.

(h)Represents an increase to an existing bankruptcy-related litigation reserve initially recorded in September 2024, including interest which continues to accrue during each subsequent reporting period.
(i)Represents Long-Lived Assets impairment charges recognized in the third quarter of 2024.
(j)Represents miscellaneous items. For the three months ended September 30, 2025, primarily includes an unfavorable litigation ruling, partially offset by certain litigation adjustments. For the three months ended September 30, 2024, primarily includes certain IT-related charges, cloud computing costs and certain storm-related damages, partially offset by a loss recovery settlement. For the nine months ended September 30, 2025, primarily includes certain IT-related charges, an unfavorable litigation ruling, cloud computing costs, certain concession-related adjustments and certain litigation charges and adjustments. For the nine months ended September 30, 2024, primarily includes certain IT-related charges, cloud computing costs and certain storm-related damages, partially offset by certain litigation settlements and a loss recovery settlement.
(k)Also includes letter of credit fees.
(l)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Pretax Income (Loss) and Adjusted Net Income (Loss), all of which are deemed non-GAAP measures.

(in millions)	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,454	$6	$1,460	$1,470	$(7)	$1,463
Depreciation of revenue earning vehicles and lease charges, net	457	—	457	937	—	937
Depreciation and amortization of non-vehicle assets	29	—	29	34	—	34
Selling, general and administrative	241	(17)	224	189	1	190
Interest expense, net:
Vehicle	161	(12)	149	157	(14)	143
Non-vehicle	86	15	101	89	(5)	84
Total interest expense, net	247	3	250	246	(19)	227
Other (income) expense, net	(1)	2	1	5	(3)	2
(Gain) on sale of non-vehicle capital assets	(39)	39	—	—	—	—
Legal settlement	(154)	154	—	—	—	—
Bankruptcy-related litigation reserve	4	(4)	—	288	(288)	—
Long-Lived Assets impairment	—	—	—	1,048	(1,048)	—
Change in fair value of Public Warrants	6	(6)	—	(21)	21	—
Total expenses	$2,244	$177	$2,421	$4,196	$(1,343)	$2,853

(in millions)	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$4,122	$(15)	$4,107	$4,276	$(23)	$4,253
Depreciation of revenue earning vehicles and lease charges, net	1,407	—	1,407	2,941	5	2,946
Depreciation and amortization of non-vehicle assets	88	—	88	107	—	107
Selling, general and administrative	706	(24)	682	594	(54)	540
Interest expense, net:
Vehicle	453	(35)	418	447	(40)	407
Non-vehicle	445	(133)	312	252	(25)	227
Total interest expense, net	898	(168)	730	699	(65)	634
Other (income) expense, net	2	2	4	2	(6)	(4)
(Gain) on sale of non-vehicle capital assets	(128)	128	—	—	—	—
Legal settlement	(154)	154	—	—	—	—
Bankruptcy-related litigation reserve	12	(12)	—	288	(288)	—
Long-Lived Assets impairment	—	—	—	1,048	(1,048)	—
Change in fair value of Public Warrants	130	(130)	—	(272)	272	—
Total expenses	$7,083	$(65)	$7,018	$9,683	$(1,207)	$8,476
(m)    Derived utilizing a combined statutory rate of 25% for the three and nine months ended September 30, 2025 and 2024, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(n)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(o)    Excludes gains (losses) related to the fair value of the Exchange Features 2029 and Exchange Feature 2030.
(p)    Represents former CEO awards forfeited in March 2024.

(q)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Corporate EBITDA, both of which are deemed non-GAAP measures.

(in millions)	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,454	$6	$1,460	$1,470	$(7)	$1,463
Depreciation of revenue earning vehicles and lease charges, net	457	—	457	937	—	937
Depreciation and amortization of non-vehicle assets	29	(29)	—	34	(34)	—
Selling, general and administrative	241	(17)	224	189	1	190
Interest expense, net:
Vehicle	161	(12)	149	157	(14)	143
Non-vehicle	86	(86)	—	89	(89)	—
Total interest expense, net	247	(98)	149	246	(103)	143
Other (income) expense, net	(1)	(1)	(2)	5	(5)	—
(Gain) on sale of non-vehicle capital assets	(39)	39	—	—	—	—
Legal settlement	(154)	154	—	—	—	—
Bankruptcy-related litigation reserve	4	(4)	—	288	(288)	—
Long-Lived Assets impairment	—	—	—	1,048	(1,048)
Change in fair value of Public Warrants	6	(6)	—	(21)	21	—
Total expenses	$2,244	$44	$2,288	$4,196	$(1,463)	$2,733

(in millions)	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$4,122	$(15)	$4,107	$4,276	$(23)	$4,253
Depreciation of revenue earning vehicles and lease charges, net	1,407	—	1,407	2,941	5	2,946
Depreciation and amortization of non-vehicle assets	88	(88)	—	107	(107)	—
Selling, general and administrative	706	(24)	682	594	9	603
Interest expense, net:
Vehicle	453	(35)	418	447	(40)	407
Non-vehicle	445	(445)	—	252	(252)	—
Total interest expense, net	898	(480)	418	699	(292)	407
Other (income) expense, net	2	(6)	(4)	2	(18)	(16)
(Gain) on sale of non-vehicle capital assets	(128)	128	—	—	—	—
Litigation settlement	(154)	154	—	—	—	—
Bankruptcy-related litigation reserve	12	(12)	—	288	(288)	—
Long-Lived Assets impairment	—	—	—	1,048	(1,048)	—
Change in fair value of Public Warrants	130	(130)	—	(272)	272	—
Total expenses	$7,083	$(473)	$6,610	$9,683	$(1,490)	$8,193

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$835	$894	$1,432	$1,810
Depreciation and reserves for revenue earning vehicles, net	(503)	(1,025)	(1,585)	(3,219)
Bankruptcy related payments (post emergence) and other payments	(154)	(1)	(142)	4
Adjusted operating cash flow	178	(132)	(295)	(1,405)
Non-vehicle capital asset proceeds (expenditures), net	25	(10)	107	(62)
Adjusted operating cash flow before vehicle investment	203	(142)	(188)	(1,467)
Net fleet growth after financing	45	(12)	185	31
Adjusted free cash flow	$248	$(154)	$(3)	$(1,436)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(1,903)	$(2,231)	$(7,799)	$(7,858)
Proceeds from disposal of revenue earning vehicles	1,720	1,754	5,970	4,656
Revenue earning vehicles capital expenditures, net	(183)	(477)	(1,829)	(3,202)
Depreciation and reserves for revenue earning vehicles, net	503	1,025	1,585	3,219
Financing activity related to vehicles:
Borrowings	850	1,576	4,624	3,259
Payments	(1,295)	(2,159)	(4,285)	(3,280)
Restricted cash changes, vehicle	170	23	90	35
Net financing activity related to vehicles	(275)	(560)	429	14
Net fleet growth after financing	$45	$(12)	$185	$31

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of September 30, 2025			As of December 31, 2024
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
First Lien RCF	$—	$210	$210	$—	$175	$175
Term loans	—	1,981	1,981	—	1,995	1,995
First lien senior notes	—	1,250	1,250	—	1,250	1,250
Second lien exchangeable notes	—	271	271	—	250	250
Unsecured exchangeable notes	—	425	425	—	—	—
Unsecured senior notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	9,656	—	9,656	9,431	—	9,431
International vehicle financing (Various)	2,024	—	2,024	1,752	—	1,752
Other debt	124	6	130	97	—	97
Fair value of the Exchange Features 2029	—	145	145	—	61	61
Fair value of the Exchange Feature 2030	—	104	104	—	—	—
Debt issue costs, discounts and premiums	(45)	(243)	(288)	(49)	(127)	(176)
Debt as reported in the balance sheet	11,759	5,649	17,408	11,231	5,104	16,335
Add:
Debt issue costs, discounts and premiums	45	243	288	49	127	176
Less:
Cash and cash equivalents	—	1,095	1,095	—	592	592
Restricted cash	171	—	171	258	—	258
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$11,633	$4,552	$16,185	$11,022	$4,394	$15,416

LTM Adjusted Corporate EBITDA(a)		(491)			(1,541)

Net Corporate Leverage		NM			(2.9)x
NM = Not meaningful
(a)    Reconciliation of LTM Adjusted Corporate EBITDA for the nine months ended September 30, 2025 and twelve months ended December 31, 2024 are as follows:

(In millions)	Nine Months Ended September 30, 2025	Twelve Months Ended December 31, 2024
Net income (loss) three months ended:
December 31, 2024	$(479)	n/a
March 31, 2025	(443)	n/a
June 30, 2025	(294)	n/a
September 30, 2025	184	n/a
LTM net income (loss)	(1,032)	$(2,862)
Adjustments:
Income tax provision (benefit)	(138)	(375)
Non-vehicle depreciation and amortization	120	139
Non-vehicle debt interest, net of interest income	480	375
Vehicle debt-related charges	47	45
Restructuring and restructuring related charge	32	66
Unrealized (gains) losses on financial instruments	86	7
(Gain) on sale of non-vehicle capital assets	(128)	—
Litigation settlement	(154)	—
Bankruptcy-related litigation reserve	8	292
Long-Lived Assets impairment	—	1,048
Non-cash stock-based compensation forfeitures	—	(64)
Change in fair value of Public Warrants	127	(275)
Other items	61	63
LTM Adjusted Corporate EBITDA	$(491)	$(1,541)

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2025	2024		2025	2024
Total RPD
Revenues	$2,478	$2,576		$6,476	$7,009
Foreign currency adjustment(a)	(55)	(31)		(90)	(67)
Total Revenues - adjusted for foreign currency	$2,423	$2,545		$6,386	$6,942
Transaction Days (in thousands)	40,884	41,298		113,481	117,873
Total RPD (in dollars)	$59.26	$61.61	(4)%	$56.27	$58.89	(4)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,423	$2,545		$6,386	$6,942
Average Rentable Vehicles (in whole units)	527,992	550,074		506,040	541,307
Total revenue per unit (in whole dollars)	$4,589	$4,626		$12,620	$12,824
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,530	$1,542	(1)%	$1,402	$1,425	(2)%

Vehicle Utilization
Transaction Days (in thousands)	40,884	41,298		113,481	117,873
Average Rentable Vehicles (in whole units)	527,992	550,074		506,040	541,307
Number of days in period (in whole units)	92	92		273	274
Available Car Days (in thousands)	48,581	50,628		138,210	148,368
Vehicle Utilization(b)	84%	82%		82%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$457	$937		$1,407	$2,941
Foreign currency adjustment(a)	(10)	(6)		(18)	(15)
Adjusted depreciation of revenue earning vehicles and lease charges	$447	$931		$1,389	$2,926
Average Vehicles (in whole units)	545,395	583,516		530,883	569,411
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$819	$1,595		$2,616	$5,138
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$273	$532	(49)%	$291	$571	(49)%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
(a)Based on December 31, 2024 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2025	2024		2025	2024
Total RPD
Revenues	$1,910	$2,062		$5,138	$5,729
Foreign currency adjustment(a)	(5)	(6)		(8)	(14)
Total Revenues - adjusted for foreign currency	$1,905	$2,056		$5,130	$5,715
Transaction Days (in thousands)	31,923	32,693		90,616	95,469
Total RPD (in dollars)	$59.67	$62.88	(5)%	$56.61	$59.86	(5)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,905	$2,056		$5,130	$5,715
Average Rentable Vehicles (in whole units)	409,222	432,608		401,105	434,714
Total revenue per unit (in whole dollars)	$4,655	$4,752		$12,788	$13,147
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,552	$1,584	(2)%	$1,421	$1,461	(3)%

Vehicle Utilization
Transaction Days (in thousands)	31,923	32,693		90,616	95,469
Average Rentable Vehicles (in whole units)	409,222	432,608		401,105	434,714
Number of days in period (in whole units)	92	92		273	274
Available Car Days (in thousands)	37,651	39,816		109,528	119,143
Vehicle Utilization(b)	85%	82%		83%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$355	$822		$1,142	$2,603
Foreign currency adjustment(a)	—	(1)		(1)	(2)
Adjusted depreciation of revenue earning vehicles and lease charges	$355	$821		$1,141	$2,601
Average Vehicles (in whole units)	425,004	463,467		424,707	460,638
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$835	$1,772		$2,687	$5,646
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$278	$591	(53)%	$299	$627	(52)%
(a)Based on December 31, 2024 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2025	2024		2025	2024
Total RPD
Revenues	$568	$514		$1,338	$1,280
Foreign currency adjustment(a)	(50)	(25)		(82)	(53)
Total Revenues - adjusted for foreign currency	$518	$489		$1,256	$1,227
Transaction Days (in thousands)	8,961	8,605		22,865	22,404
Total RPD (in dollars)	$57.81	$56.82	2%	$54.95	$54.75	—%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$518	$489		$1,256	$1,227
Average Rentable Vehicles (in whole units)	118,770	117,466		104,935	106,593
Total revenue per unit (in whole dollars)	$4,361	$4,162		$11,974	$11,508
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,454	$1,387	5%	$1,330	$1,279	4%

Vehicle Utilization
Transaction Days (in thousands)	8,961	8,605		22,865	22,404
Average Rentable Vehicles (in whole units)	118,770	117,466		104,935	106,593
Number of days in period (in whole units)	92	92		273	274
Available Car Days (in thousands)	10,930	10,813		28,683	29,225
Vehicle Utilization (b)	82%	80%		80%	77%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$102	$115		$265	$338
Foreign currency adjustment(a)	(10)	(5)		(17)	(13)
Adjusted depreciation of revenue earning vehicles and lease charges	$92	$110		$248	$325
Average Vehicles (in whole units)	120,391	120,049		106,176	108,772
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$763	$913		$2,334	$2,989
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$254	$304	(16)%	$259	$332	(22)%
(a)Based on December 31, 2024 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loans, Senior RCF, First Lien Senior Notes, Second Lien Exchangeable Notes, Senior Unsecured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issuance costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Car Days

Available Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.